EXHIBIT 99.1

Federal Trust Corporation Raises Equity Through Private Placement Offering

          SANFORD, Fla., April 17 /PRNewswire-FirstCall/ -- Federal Trust Corporation (Amex: FDT), a $744.7 million-asset thrift holding company based in Sanford, Florida, announced that on Friday, April 14, 2006 it sold 850,000 shares of its common stock at $10.00 per share to accredited investors who participated in a private placement offering through Ryan Beck & Co., Inc. The approximate $7.9 million in net proceeds will enable the company to maintain its strong capital position, retire a borrowing and fund expected growth in 2006.

          “We were very pleased with the demand for our stock and the confidence that our new and existing shareholders have in Federal Trust and its future,” said James V. Suskiewich, Federal Trust’s CEO and President. “In the rising rate environment, which is adversely impacting the cost of our borrowings, we elected to take advantage of the favorable equity environment to build our capital reserves and repay our borrowings. Approximately $5.5 million of the proceeds from the offering will be used to repay our holding company revolving credit line.” CEO/President Suskiewich went on to say that “the additional capital will also allow our bank subsidiary to remain well-capitalized while we continue our branch expansion, as well as provide new capital to support our mortgage subsidiary operations.”

          The shares of the Company’s common stock issued in conjunction with the private offering were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities.” Such shares may not be offered or sold in the United States absent registration with the Securities and Exchange Commission under the Securities Act or an applicable exception therefrom. Federal Trust has agreed to file a registration statement covering the resale of the Company’s common stock. This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock.

          Federal Trust Corporation’s common stock is traded on the American Stock Exchange under the symbol “FDT.” At April 13, 2006, the closing price was $11.20 per share.

          Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a $738 million federally-chartered, FDIC-insured savings bank. Federal Trust Bank operates from seven full-service offices in Sanford, Winter Park, Casselberry, New Smyrna Beach, Orange City, Deltona and Lake Mary, Florida. The Company’s Executive and Administrative Offices are located in Sanford, Florida.

          Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

          Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Federal Trust Corporation’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward- looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

          For further information regarding Federal Trust Corporation, please read the Federal Trust Corporation reports filed with the SEC and available at www.sec.gov.  Press Releases and other information about Federal Trust Corporation can be found on PR Newswire at http://www.prnewswire.com or at Federal Trust’s website at http://www.federaltrust.com.

For more information, contact:	Marcia Zdanys,
Corporate Secretary/Investor Relations
(407) 323-1833

SOURCE  Federal Trust Corporation
          -0-                                        04/17/2006
          /CONTACT:  Marcia Zdanys, Corporate Secretary-Investor Relations, +1-407-323-1833/
          /Photo:  http://www.newscom.com/cgi-bin/prnh/19990513/FDTRLOGO /
          /Web site:  http://www.federaltrust.com /     (FDT)